EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No.1 to Registration Statement Nos. 333-131761, 333-131761-01 and 333-131761-02 on Form S-3/A of our reports dated February 28, 2008, relating to (1) the consolidated financial statements and financial statement schedules of Reinsurance Group of America, Incorporated (which report expresses an unqualified opinion and includes an explanatory paragraph regarding changes in accounting for income taxes and defined benefit pension and other postretirement plans as required by accounting guidance which was adopted on January 1, 2007 and December 31, 2006, respectively) and (2) the effectiveness of Reinsurance Group of America, Incorporated’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Reinsurance Group of America, Incorporated for the year ended December 31, 2007, and to the reference to us under the heading “Experts” in the Prospectus which is part of such Registration Statement.
/s/ Deloitte & Touche LLP

St. Louis, Missouri
September 23, 2008